UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2026

Dorman Products, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 East Walnut Street

Colmar, Pennsylvania 18915

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	DORM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 2, 2026, Dorman Products, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, the guarantors party thereto and BofA Securities, Inc., as representative of the several initial purchasers listed therein (the “Initial Purchasers”), providing for the issuance and sale of $450 million aggregate principal amount of the Company’s 6.250% Senior Notes due 2034 (the “Notes”) in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), only to investors who are reasonably believed to be “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Notes will be guaranteed by each of Dorman’s existing and future wholly-owned domestic subsidiaries that is a guarantor or other obligor under its credit agreement and certain other indebtedness, subject to certain exceptions. The Notes will be issued at 100.000% of their par value with a coupon of 6.250%. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2026. The Notes will mature on June 15, 2034. The Notes offering is expected to close on June 16, 2026 and is subject to customary closing conditions.

The Company intends to use the net proceeds of the Notes offering to repay indebtedness under existing credit facilities, and, to the extent of any remainder, for general corporate purposes.

A copy of the press release issued by the Company on June 2, 2026, in accordance with Rule 135c of the Securities Act, announcing the commencement of the Notes offering is included as Exhibit 99.1 hereto and incorporated by reference herein. A copy of the press release issued by the Company on June 2, 2026, in accordance with Rule 135c of the Securities Act, announcing the pricing of the Notes is included as Exhibit 99.2 hereto and incorporated by reference herein.

Certain of the Initial Purchasers or their affiliates are lenders and/or agents under the Company’s existing credit agreement. As a result, certain of the Initial Purchasers or their affiliates will receive a portion of the net proceeds from the Notes offering.

The information included in Item 8.01 of this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company or its subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the timing of closing of the Notes offering and intended use of proceeds of the Notes offering. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including that the Notes offering is subject to and may not be completed on its contemplated terms, or at all, and other factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated in the Company’s subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events, except as otherwise required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Launch Press Release of Dorman Products, Inc., dated June 2, 2026.

99.2	Pricing Press Release of Dorman Products, Inc., dated June 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.
Date: June 2, 2026

	By:	/s/ Charles W. Rayfield
	Name:	Charles W. Rayfield
	Title:	Senior Vice President, Chief Financial Officer and Treasurer